Exhibit 5.1

June 11, 2020

Construction Partners, Inc.

290 Healthwest Drive, Suite 2

Dothan, Alabama 36303

Re:    Construction Partners, Inc.

Registration Statement on Form S-3, Registration No. 333-232555

Ladies and Gentlemen:

We have acted as counsel to Construction Partners, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s prospectus supplement, dated June 11, 2020 (the “Prospectus Supplement”), forming part of the registration statement on Form S-3, Registration No. 333-232555, initially filed by the Company with the Commission on July 3, 2019, as thereafter amended or supplemented, declared effective on July 16, 2019 (the “Registration Statement”). The Prospectus Supplement relates to the sale by the selling stockholders listed in the Prospectus Supplement (the “Selling Stockholders”) of 5,750,000 shares of Class A common stock, par value $0.001 per share (the “Common Stock”), of the Company to be sold to the several underwriters (the “Underwriters”) named in Schedule A to the Underwriting Agreement (the “Underwriting Agreement”) dated as of June 11, 2020, by and among the Company, the Underwriters and the Selling Stockholders, together with up to 862,500 additional shares of Common Stock proposed to be sold pursuant to an over-allotment option granted by certain Selling Stockholders to the Underwriters named in the Underwriting Agreement (collectively, the “Shares”).

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, each as amended and/or restated as of the date hereof; (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement and the Prospectus Supplement, the authorization and issuance of the Shares and related matters; (iii) the Registration Statement and all exhibits included or incorporated by reference thereto; (iv) the Prospectus Supplement and the base prospectus, dated July 16, 2019, included in the Registration Statement (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”); (v) the form of Underwriting Agreement; (vi) the specimen Common Stock certificate; (vii) a certificate executed by an officer of the Company, dated as of the date hereof; and (viii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein that were not independently established by us. In making such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware, as currently in effect.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission. We further consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP